CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Blue Current Global Dividend Fund, a series of Ultimus Managers Trust, under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd. Cleveland, Ohio
September 12, 2014

COHEN FUND AUDIT SERVICES, LTD. | CLEVELAND  | MILWAUKEE | 216.649.1700

Registered with the Public Company Accounting Oversight Board.